UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2022, the Board of Directors (the “Board”) of Intrusion Inc. (the “Company”) appointed Mr. Anthony Scott, the Company’s current President and Chief Executive Officer, to fill one of the vacant seats on the Board, to serve until the election of directors at the Company’s upcoming annual meeting of stockholders. At the date of this filing, Mr. Scott has not been appointed to serve on any of the Board’s committees.

The Board previously approved an executive compensation package for Mr. Scott in his capacity as an officer, that was memorialized in an Executive Employment Agreement, dated November 11, 2021. The material terms of this Employment Agreement are as follows: a $425,000 annual cash salary; a one time restricted stock award equivalent to $75,000 of common stock based on the closing price on November 15, 2021; the ability to earn up to two times his annual salary (in cash or a combination of cash and stock option awards) under the terms of the Company’s existing executive incentive based bonus plan; the ability to participate in the Company’s long-term incentive plan; as well as other reasonable and customary benefits provided by the Company. In addition, the Employment Agreement provides that the Board will nominate Mr. Scott for a seat on the Board, such nomination to be approved by the Company’s stockholders at the Company's next annual meeting.

Mr. Scott (age 69), holds a Bachelor of Science Degree from the University of San Francisco in Information Systems Management and a Juris Doctorate (law) degree from Santa Clara University. He was inducted into CIO Magazine’s “CIO Hall of Fame” and has been a frequent keynote speaker, panelist and advisor at numerous industry and government events. Scott is a multi- year recipient of the Fed 100 Award and has been recognized for his leadership skills by multiple organizations.

There are no related party transactions between Mr. Scott and the Company as defined in Item 404(a) of Regulation SK. There are no family relationships between Mr. Scott and any other director, executive officer or person nominated or chosen to be a director or executive officer of the Company.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Executive Employment Agreement between Intrusion Inc. and Anthony Scott, dated November 11, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 26, 2022

INTRUSION INC.

By:	/s/ B. Franklin Byrd
B. Franklin Byrd
Chief Financial Officer

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